PROFESSIONAL BRANCH MANAGER PHANTOM STOCK AGREEMENT

                  This Professional Branch Manager Phantom Stock Agreement (this "Agreement") is made this _________ day of __________________________, 19___, by and between Legg Mason Wood Walker, Incorporated ("Legg") and ________________________________ ("Employee").

                           WHEREAS, Employee has accepted employment by Legg as a Professional Branch Manager; and

         WHEREAS, Legg and Employee believe it to be mutually advantageous to provide for the payment of certain compensation to Employee upon the terms and conditions hereafter set forth,

                  Now, therefore, Legg and Employee agree as follows:

                       1. CERTAIN MONETARY COMPENSATION. In consideration of Employee's employment with Legg, Legg shall be obligated to pay Employee certain compensation which Employee may elect to be deferred pursuant to the terms and conditions of this Agreement.

                       2. PHANTOM SHARE UNITS. Legg and Employee agree that the certain compensation to be paid by Legg to Employee shall not be paid currently but shall be deferred, and as deferred, shall be deemed converted into units that are economically equivalent to, but are not actual, shares of Legg Mason, Inc. ("LMI") Common Stock. These "phantom" shares of LMI Common Stock are referred to as "Share Units."

                       3. COMPENSATION DEFERRAL ELECTIONS. Simultaneously with the execution of this Agreement, Employee must direct Legg on a form prescribed by Legg (hereafter the "Compensation Deferral Election" and attached as Exhibit
A) to defer a portion not to exceed $12,000.00 of Employee's compensation for the calendar year, on a before tax basis, from Employee's annual bonus or from Employee's compensation, in any whole percentage Employee chooses, from a minimum of 1% to a maximum of 15% (not to exceed $12,000.00 in the aggregate); or from Employee's compensation in any monthly whole dollar amount Employee chooses, from a minimum of $250.00 to a maximum of $1,000.00.

                         When electing to make deferrals of  compensation  under
this Agreement, Employee must make an irrevocable election for an entire calendar year. Once a calendar year has begun, a deferral election may not be changed or revoked during the calendar year (except with respect to deferrals in future calendar years). Notwithstanding the foregoing, however, in the event of Employee's financial hardship, the Employee may apply to Legg for permission to reduce or suspend deferral contributions for the remainder of the calendar year or any part thereof. Legg has the sole discretion as to the extent (if at all)

                                                                  Exhibit 4.1
it shall grant the Employee's request. "Financial hardship" is defined as financial need arising as a result of a sudden and unexpected illness or accident of the Employee or a dependent, loss of the Employee's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of Employee, but only where such financial need is not and may not be relieved (i) through reimbursement or compensation by insurance or otherwise or (ii) by liquidation of the Employee's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship.

                          Employee  may  make  changes  in his  or her  deferral
election (including a revocation of further deferrals), effective for any calendar year after the year in which he or she initially entered into this Agreement by filing prior to January 1 of the subsequent year a completed compensation deferral amendment in the form prescribed by Legg (hereafter the "Compensation Deferral Amendment" and attached as Exhibit B). If Employee fails to file a completed Compensation Deferral Amendment prior to the beginning of a calendar year, Employee will be deemed to have elected to keep Employee's prior election in force for the new calendar year.

                       4. PROFESSIONAL BRANCH MANAGER PHANTOM STOCK ACCOUNT. In lieu of paying the deferred portion of Employee's compensation to the Employee as earned, Legg will establish a Professional Branch Manager Phantom Stock Account (the "Account") on its books and records for the benefit of Employee wherein Legg will credit to such Account dollar amounts equal to the compensation deferred by the Employee under this Agreement (hereafter the "Compensation Credit") to be converted into Share Units. Each Compensation Credit will be made as of a date not later than ten (10) business days after the last day of the month during which the Compensation Credit was earned by Employee. The number of Share Units into which such Compensation Credit shall be converted (calculated to four decimal places) will be determined as of the fifth trading day after the date the Compensation Credit is made and will be equal to the amount of the Compensation Credit divided by the fair market value of a share of LMI Common Stock, determined as set forth below. Additionally, Legg will "match" the Compensation Credit on a monthly basis by contributing to the Employee's Account a dollar amount equal to the Compensation Credit (hereinafter the "Matched Credit") with the Matched Credit converted into Share Units in the same manner as the Compensation Credit (hereinafter the "Matched Share Units").

                          Fair market  value of a share of LMI Common Stock will
equal the five day average of the closing prices on the principal exchange on which LMI Common Stock is traded for the four trading days immediately preceding the applicable valuation date and the valuation date (where the valuation date is the fifth trading day after the date on which the Account is credited), or, if LMI Common Stock is not then traded on an exchange, such amount as is determined by Legg using any reasonable method of valuation ("Fair Market Value").

                       5. ADJUSTMENT TO ACCOUNT UPON DIVIDEND BY LMI. If, prior to the date Employee receives a payment from Legg pursuant to this Agreement (a "Payment Date"), LMI pays any dividend (other than in LMI Common Stock) upon its Common Stock, or makes any distribution (other than in LMI Common Stock) with respect thereto, Employee's Account will be credited with additional Share Units and Matched Share Units, equivalent to that number of phantom shares of LMI Common Stock determined by dividing the amount of the dividend or other distribution allocable to the Share Units and Matched Share Units already credited to the Account as of the record date for the dividend or distribution, by 95% of the Fair Market Value of a share of LMI Common Stock on the fifth business day after the payment date for the dividend or distribution.

                          In the event that, prior to a Payment Date, the number
of outstanding shares of LMI Common Stock is changed by reason of a stock split, stock dividend, combination of shares or recapitalization, or LMI Common Stock is converted into or exchanged for other shares as a result of a merger, consolidation, sale of assets or other reorganization or recapitalization, the number of Share Units and Matched Share Units then credited to Employee's Account will be appropriately adjusted so as to reflect such change (based upon the best estimate of Legg as to relative values).

                          Nothing contained in this Agreement shall confer or be
construed as conferring upon Employee any rights as a stockholder of LMI or any right to have access to the books and records of LMI or any subsidiary.

                       6. VESTING SCHEDULE OF SHARE UNITS. Employee shall be fully and immediately vested in all Share Units attributable to or resulting from Employee's Compensation Credit.

                          Employee  shall  vest in  Matched  Share  Units  as of
December 31 of the sixth (6th) calendar year following the calendar year for which Matched Share Units were credited to Employee's Account, as long as Employee is continuously employed in good standing by Legg through and including December 31 of such sixth (6th) year, but such Matched Share Units shall be subject to forfeiture as described in Paragraph 11 if Employee engages in competition. For example, if Matched Share Units were credited to an Employee's Account for the calendar year 2002, such Matched Share Units would vest as of December 31, 2008.

                          For purposes of determining  Employee's vested portion
of Matched Share Units, Employee shall not be entitled to receive any partial or pro-rated credit for having been employed by Legg for any partial time period which ends before the last day of the sixth (6th) calendar year following the calendar year for which Matched Share units were credited to Employee's Account, unless Employee's employment with Legg terminates prior to such last day of such sixth (6th) calendar year by reason of disability or retirement (as such terms are defined below), or death. In the event of any other termination of employment, whether involuntary or voluntary and for whatever cause or no cause, Employee shall have no right or claim to any Matched Share Units which have not vested to Employee and such non-vested Matched Share Units shall belong exclusively to Legg.

                          In  the   event   Employee's   employment   with  Legg
terminates as a result of Employee's death, all Matched Share Units shall be immediately deemed vested and belonging to Employee's estate or to Employee's beneficiary if Employee has named a beneficiary as described in Paragraph 10.

                          In  the   event   Employee's   employment   with  Legg
terminates as a result of Employee's disability, all Matched Share Units shall be immediately deemed vested and belonging to Employee. For purposes of this Agreement, "disability" (hereinafter "Disability") shall mean a medically determinable physical or mental impairment which, as determined by the Legg Deferred Compensation Committee using such criteria as it establishes in its sole and absolute discretion, will prevent Employee from performing his usual duties or any other similar duties in connection with his employment by Legg.

                          Unless  distribution of benefits is forfeited pursuant
to Paragraph 11 due to Employee engaging in competition, vesting pursuant to this Paragraph shall continue after Employee retires from Legg provided that such retirement (hereinafter "Retirement") occurs (i) on or after Employee is age 65; (ii) on or after Employee is age 55 if the sum of Employee's age at retirement and his or her years of service with Legg equals at least 75; or
(iii) on or after Employee is age 60 if the Employee has a minimum of ten years of service with Legg.

                       7. ASSIGNMENT OF BENEFITS. No amount payable, or other right or benefit, under this Agreement, will, except as otherwise specifically provided by this Agreement or by applicable law, be subject to sale, assignment, transfer, pledge, encumbrance, attachment, garnishment or levy prior to distribution to Employee. Since this Agreement is intended to be a non-qualified, unfunded plan not subject to the Employment Retirement Income Security Act of 1974, as amended, payments under this Agreement will not be subject to the provisions of any qualified domestic relations order (as defined under the Internal Revenue Code) applicable to an Employee's deferred compensation benefit.

                          Notwithstanding  any provision herein to the contrary,
Employee acknowledges and agrees that any distribution payable under this Agreement may be used at the discretion of Legg to offset any debt owed by Employee to Legg at the date such distribution would otherwise be paid. Employee expressly authorizes Legg to withhold distributions payable under this Agreement to offset any debts or other liabilities owed by Employee to Legg. If Legg is aware of any errors, loans outstanding or liabilities of Employee, Legg may withhold distributions under this Agreement until such time as the liabilities are satisfied or Legg has determined that a liability no longer exists.

                       8. UNFUNDED NATURE OF THE AGREEMENT. Legg will not be required to purchase, hold or dispose of any investments with respect to the Compensation Credits or Share Units. Employee has no interest in the Account or in any investments Legg may purchase with such amounts, except as a general, unsecured creditor of Legg.

                          Should  Legg  elect to make  contributions  to a trust
(hereinafter referred to as the "Trust") to assist Legg in paying the benefits which may accrue hereunder, the amounts contributed shall be used to purchase the deemed investments under Paragraph 4, subject to application of the provisions of this Paragraph 8 to the actual investments. However, contributions to the Trust shall not reduce or otherwise affect Legg's liability to pay benefits under this Agreement (which benefits may be paid from the Trust or from Legg's general assets, in Legg's discretion), except that Legg's liability shall be reduced by actual benefit payments from the Trust (and the Account shall be appropriately adjusted to reflect such payments). If any such investments, or any contributions to the Trust, are made by Legg, such investments shall have been made solely for the purpose of aiding Legg in meeting its obligations under this Agreement, and, except for actual contributions to the Trust, no trust or trust fund is intended. To the extent that Legg does, in its discretion, purchase or hold any such investments (other than through contributions to the Trust), Legg will be named sole owner of all such investments and of all rights and privileges conferred by the terms of the instruments or certificates evidencing such investments. Nothing stated herein will cause such investments, or the Trust, to form part of the Account, or to be treated as anything but the general assets of Legg, subject to the claims of its general creditors, nor will anything stated herein cause such investments, or the Trust, to represent the vested, secured or preferred interest of the Employee or his beneficiaries. Legg shall have the right at any time to use such investments not held in the Trust in the ordinary course of its business. Neither the Employee nor any of his beneficiaries shall at any time have any interest in the Account or the Trust or in any such investments, except as a general, unsecured creditor of Legg to the extent of the deferred compensation arrangement which is the subject of this Agreement.

                       9. MODE OF DISTRIBUTION. Legg will make all distributions under this Agreement in shares of LMI Common Stock.

                          Employee  acknowledges that, because Fair Market Value
will be measured by taking into account stock prices over a five day period preceding the date a distribution is due, Employee will be subject to some market risk if the trading price of LMI Common Stock declines during the five day period. After the date of distribution, Employee must make his or her own decision as to whether to sell or retain the shares received under this Agreement. Any brokerage commissions or other charges incurred in the event Employee decides to sell such shares will be the sole responsibility of the Employee, not Legg.

                  10.  TIMING  OF  DISTRIBUTION.

                       10.1 In General. Simultaneously with the execution of this Agreement, Employee must make an election on a form prescribed by Legg (hereafter the "Payment Option Election" and attached as Exhibit C) to receive the benefits payable under this Agreement either:

                            (a) with  respect to Share  Units and  corresponding
Matched Share Units, as soon as practicable following the date, but in any event not later than sixty (60) days following the date, on which the respective Matched Share Units have fully vested pursuant to Paragraph 6; or

                            (b) in the event an Employee's employment with Legg
terminates as a result of Retirement, with respect to Share Units resulting from Employee's Compensation Credits, either (i) in a single lump sum as soon as practicable following the last day, but in any event not later than sixty (60) days following the last day, of the calendar year during which the Employee's Retirement occurred or (ii) in three (3) annual installment distributions of the balance of the Account, the first of which shall occur as soon as practicable following the last day, but in any event not later than sixty (60) days following the last day, of the calendar year during which the Employee's Retirement occurred and (iii) with respect to Matched Share Units, unless distribution of Matched Share Units are forfeited pursuant to Paragraph 11 due to the Employee engaging in competition, as soon as practicable following the last day, but in any event not later than sixty (60) days following the last day of each calendar year during which such Matched Share Units vest; provided, however, that if the balance in the Employee's Account at the time of Retirement is less than $20,000, the Employee may not elect option (ii).

                       10.2 Termination of Employment. For purposes of determining the amount of any distribution with respect to Matched Share Units, an Employee shall not be entitled to receive any partial or pro-rated credit for Matched Share Units allocated to his Account for calendar years ending after the date which is six (6) years prior to the date of termination. If an Employee's employment with Legg terminates for any reason other than death, Disability or Retirement (as such terms are defined herein), whether involuntary or voluntary and for whatever cause or for no cause, the Employee shall have no right or claim to any such Matched Share Units and such Matched Share Units shall be forfeited in their entirety. Forfeited amounts shall revert to Legg and will not be allocated to other Employees. Shares Units attributable to the Employee's Compensation Credit shall be paid to Employee in accordance with Employee's Payment Option Election.

                        10.3  Death.

                              (i) In the  event an  Employee's  employment  with
Legg terminates as a result of death, all Share Units and Matched Share Units in his Account shall be paid, in accordance with the Employee's Payment Option Election, to the Employee's estate or to the Employee's beneficiary (if the Employee has named a beneficiary on a form prescribed by Legg (hereafter, the "Designation of Beneficiary") by executing and completing a form attached hereto as Exhibit D naming a person or persons to receive distributions payable under this Agreement (the "Beneficiary")) as soon as practicable following the last day, but in any event not later than sixty (60) days following the last day of the calendar year during which the Employee's death occurred.

                              (ii)  In  the   event  of  an   Employee's   death
subsequent to the date of the Employee's Retirement and at a time during which the Employee is receiving distributions under this Agreement, all Share Units and Matched Share Units then remaining in the Employee's Account shall be paid, notwithstanding the Employee's Payment Option Election, in a lump sum, to the Employee's estate or to the Employee's beneficiary as soon as practicable following the date of death of the Employee.

                       10.4 Disability. In the event an Employee's employment with Legg terminates as a result of Disability, all Share Units and Matched Share Units in his Account shall be paid, in accordance with Employee's Payment Option Election, as soon as practicable following the last day, but in any event not later than sixty (60) days following the last day, of the calendar year during which Disability occurred.

                       10.5 The amount of any distribution with respect to an Account will be determined on the date Employee or his or her Beneficiary is entitled to receive a distribution and, to the extent an Account includes Share Units or vested Matched Share Units, will be based on the Fair Market Value of LMI Common Stock as of the date Employee or his or her Beneficiary is entitled to receive a distribution.

                  11. NON-COMPETE REQUIREMENT. If Employee "engages in competition" with Legg prior to one year after the Matched Share Units have fully vested pursuant to Paragraph 6, Employee's claim to such respective Matched Share Units, both vested and non-vested, shall be forfeited in its entirety. Forfeited amounts shall revert to Legg.

                      11.1 For purposes of this Agreement, Employee shall be deemed to have "engaged in competition" with Legg if he or she:

                           11.1.1 discloses the names of or otherwise identifies
any of Legg's customers to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever;

                           11.1.2  discloses to any person,  firm,  corporation,
association, or other entity any information regarding Legg's general business practices or procedures, methods of sale, list of products, personnel information or any other information concerning Legg's business;

                           11.1.3 owns, manages, operates, controls, is employed
by, acts as an agent for, participates in or is connected in any manner with the ownership, management, operation or control of any firm, corporation, association or other entity which is engaged in businesses which are or may be competitive to the business of Legg; provided further that this restrictive covenant shall encompass the State of Maryland and any other states where Legg is engaged in business, and every city, county, and other political subdivision of such states; or

                           11.1.4 solicits or calls, either by himself or at his
or her direction has any other person or firm solicit or call, any of the customers of Legg on whom Employee called, with whom Employee became acquainted, or of whom Employee learned during his employment by Legg.

                      11.2 It is the intention of Legg that this Paragraph be given the broadest protection allowed by law with regard to the restrictions herein contained. Each restriction set forth in this Paragraph shall be construed as a condition separate and apart from any other restriction or condition. To the extent that any restriction contained in the Paragraph is determined by any court of competent jurisdiction to be unenforceable by reason of it being extended for too great a period of time, or as encompassing too large a geographic area, or over too great a range of activity, or any combination of these elements, then such restriction shall be interpreted to extend only over the maximum period of time, geographic area, and range of activities which the court deems reasonable and enforceable.

                   12. FICA OR PAYROLL TAX. Any FICA or other payroll tax which may be imposed on Employee with respect to the deferred compensation under this Agreement will be, unless otherwise determined by Legg, deducted from the non-deferred remainder of compensation of Employee.

                   13. DISPUTES SUBJECT TO ARBITRATION. Employee agrees that any controversy or dispute arising under this Agreement which cannot be resolved by the Legg Deferred Compensation Committee, or out of Employee's employment by Legg (including, but not limited to, claims arising under the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, and analogous state statutes), shall be submitted for arbitration upon demand of either party in accordance with the rules of the National Association of Securities Dealers, Inc. or the New York Stock Exchange, Inc., provided, however, that in the event of termination of Employee's employment, Legg shall be entitled to seek injunctive relief or confess judgment against Employee pursuant to the terms of any other applicable agreement and that Legg shall be entitled to apply for and obtain from any state or federal court such relief before or after the commencement of any arbitration proceeding, such relief to
be  afforded   to  Legg   pending  the   decision   of  the   arbitrators.

                   14. EMPLOYMENT-AT-WILL. Employee and Legg agree and acknowledge that this Agreement shall not be construed as a contract of employment. Legg maintains an employment-at-will policy. As Employee is free to end his or her employment with Legg at any time for any reason or no reason, Legg is free to end the employment with Employee at any time for any reason or no reason.

                         Furthermore,  Legg  may  end  at  any  time  Employee's
employment as a Professional Branch Manager. In the event Employee is no longer employed as a Professional Branch Manager, Employee will no longer be entitled to defer compensation pursuant to this Agreement. However, as long as Employee continues to be employed in good standing by Legg, Employee shall continue to be entitled to the benefits due Employee under this Agreement.

                   15.   GOVERNING  LAW.  This  Agreement   shall  be  governed,
construed,  and enforced in  accordance  with the laws of the State of Maryland.

                   16. EFFECTIVENESS OF THIS AGREEMENT. If any part of this Agreement shall be held invalid or unenforceable, that part shall be deemed modified as necessary to make it effective, and the remaining provisions of this Agreement shall remain in effect.

                   17. ENTIRE UNDERSTANDING OF PARTIES. This Agreement incorporates the entire understanding between Employee and Legg on the subject matter herein and may be not changed except by a writing signed by a duly authorized officer of Legg and Employee.

                   18. ASSISTANCE OF COUNSEL. Employee acknowledges that Employee was given the opportunity to read this Agreement and to seek the assistance of counsel before Employee decided to accept the terms of this Agreement or sign this Agreement.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first hereinabove written.

                                            EMPLOYEE:


                                            -----------------------------------
                                            Signature


                                            -----------------------------------
                                            Print Full Name


                                            LEGG MASON WOOD WALKER,
                                            INCORPORATED


                                            BY:________________________________

                                    EXHIBIT A

               PROFESSIONAL BRANCH MANAGER PHANTOM STOCK AGREEMENT

                         Compensation Deferral Election

         Pursuant to the Agreement, I agree to the following deferral of amounts that would otherwise be payable to me as current compensation (pick a., b. or c.):

(a)      Annual Bonus Whole
         Dollar Deferral                    $_______ (not to exceed $12,000.00)

(b)      Percentage of
         Compensation Deferral:             _______% of compensation (1% to 15%
                                                     and    not    to     exceed
                                                     $12,000.00 in the aggregate
                                                     in  combination   with  the
                                                     above deferral)

                  or

(c)      Monthly Whole Dollar Deferral    $_______ ($250.00 to $1,000.00)

         Having read and understood the Agreement provided to me by Legg, I understand and agree that:

                  1. My deferrals will be made from compensation payable to me in the calendar year and all subsequent calendar years until I submit to Legg a Compensation Deferral Amendment in accordance with the terms of the Agreement and which is received by Legg prior to the first day of the calendar year for which it is to be effective.

                  2. Elections may not be changed or revoked except at the end of a calendar year (except in the event of severe financial hardship, in which case, I may apply to Legg for its consent to a suspension of deferrals).

                  3. Any deferral is subject to all of the terms and conditions of the Agreement, including particularly that: (i) deferrals are irrevocable until one year after vesting of Matched Share Units, retirement, termination, disability, or death, whichever occurs earliest, (ii) compensation which I defer is not invested directly in common stock (therefore, I have no rights as a stockholder by virtue of this Agreement), and (iii) my only claim in the event of financial difficulty of Legg is as an unsecured general creditor for the benefits due to me under the Agreement.


                                                    Employee:


                                                    ---------------------------
                                                    Signature              Date

                                                    ---------------------------
                                                    Print full name


Receipt Acknowledged:

LEGG MASON WOOD WALKER, INCORPORATED


By:----------------------------------
         Signature

                                    EXHIBIT B


               PROFESSIONAL BRANCH MANAGER PHANTOM STOCK AGREEMENT

                         Compensation Deferral Amendment

The purpose of this form is to change a previously-filed election. I understand that:

                  1. The election made in this Compensation Deferral Amendment applies only to the portion of my Account under the Agreement attributable to contributions credited after the first day of the calendar year following receipt of this form by Legg.

                  2. The election made in this Compensation Deferral Amendment will remain in effect for all future calendar years unless I file a new Compensation Deferral Amendment with Legg prior to the first day of the calendar year for which it is to be effective.

ELECTION CHANGE:  (Check as applicable)

         __       I elect to cease further deferrals of my compensation.

         __ Having previously suspended deferrals of my compensation, I elect to resume such deferrals, at the percentage set forth below.

         __ I elect that further deferrals of my compensation shall be equal to:

         (a)       _________        of my annual bonus (not to exceed
                                    $12,000.00);
         (b)       _________%       of compensation  (1% to 15% and not to
                                    exceed  $12,000.00 in combination with the
                                    above deferral); or
         (c)      $_________        per month ($250.00 to $1,000.00).

                                          Employee:


                                          --------------------------------
                                          Signature                   Date


                                          ---------------------------------
                                          Print full name

Receipt Acknowledged:

LEGG MASON WOOD WALKER, INCORPORATED

By:  --------------------------------
         Signature

                                    EXHIBIT C

               PROFESSIONAL BRANCH MANAGER PHANTOM STOCK AGREEMENT

                             Payment Option Election


         I hereby elect to receive the benefits attributable to the Share Units and any corresponding Matched Share Units of my Account under the Agreement in the following manner: (check one)

         a. ______ as soon as practicable following the last day, but in any event not later than sixty (60) days following the last day, of the sixth calendar year following the calendar year for which such amounts were credited or allocated to my Account.

         b. ______ in a lump sum as soon as practicable following the last day, but in any event not later than sixty (60) days following the last day, of the calendar year in which my employment with Legg terminates as a result of my death, "Disability" or "Retirement," as defined in the Agreement, or other reasons resulting in my right to receive benefits under the Agreement.

         c.  _____ in  three  annual   installments  with  the  first  of  such
                   installments occurring as soon as practicable following the last day, but in any event not later than sixty (60) days following the last day, of the calendar year in which my employment with Legg terminates as a result of my death, "Disability" or "Retirement," as defined in the Agreement or other reasons resulting in my right to receive benefits under the Agreement.

         I understand that if I elect to receive distributions in installments, each installment will be determined by dividing the then value of the amount to be distributed by the number of installments remaining to be paid (including the installment then due). If the amount of the total distribution is less than $20,000.00, I understand installment option c. above will not be available and I will receive a single lump sum payment. I understand that if I elect options a. or c. above and am receiving installments as a result of my "Retirement", then

Professional Branch Manager Phantom Stock Agreement
Payment Option Election
Page 2


if I die before receiving all amounts to which I am entitled under the Agreement, the balance in my Account at the time of my death will be distributed to my estate or Beneficiary in a lump sum as soon as practicable after my death.


                                          Employee:


                                          -------------------------------
                                          Signature                  Date


                                          -------------------------------
                                          Print full name




Receipt Acknowledged:

LEGG MASON WOOD WALKER, INCORPORATED


By: ---------------------------------
         Signature

                                    EXHIBIT D

               PROFESSIONAL BRANCH MANAGER PHANTOM STOCK AGREEMENT

                         Designation of Beneficiary(ies)

By virtue of my right under the Agreement to designate the beneficiary(ies) of any death benefits payable under the Agreement, and subject to any future exercise of said right by me, I hereby direct that any and all such death benefits shall be paid, in accordance with the terms of the Agreement, to the person(s) named below who are living at the time of each such payment, and, unless otherwise expressly indicated, in equal shares among them if more than one such person shall be living at the time of each such payment:

         PRIMARY BENEFICIARY(IES)


                ---------------------------------------------------------
                  Name/Relationship                  Address


                ---------------------------------------------------------
                  Name/Relationship                  Address


                --------------------------------------------------------
                 Name/Relationship              Address

In the event that no primary beneficiary shall be living at the time of any death benefit payment, I hereby direct that such remaining payment(s) shall be made to those person(s) named below who are living at the time of each such remaining payment, and, unless otherwise expressly indicated, in equal shares among them if more than one such person shall be living at the time of each such remaining payment:

         CONTINGENT BENEFICIARY(IES)


           --------------------------------------------------------------
                  Name/Relationship                  Address


           --------------------------------------------------------------
                  Name/Relationship                  Address


           --------------------------------------------------------------
                 Name/Relationship                  Address

Professional Branch Manager Phantom Stock Agreement
Payment Option Election
Page Two


Professional Branch Manager Phantom Stock Agreement
Designation of Beneficiary(ies)


In the further event that none of the persons named above, either as primary or contingent beneficiary(ies), shall be living at the time of any death benefit payment, all remaining payment(s) shall be made to my estate pursuant to the Agreement.

         NOTE: If so specified in the above designations, "person" includes a trust or corporation.


                        Employee:
                                  ---------------------------------------------
                                  Signature                               Date


                                  ---------------------------------------------
                                  Print full name


                                                   ----------------------------
                                                           Witness

Receipt Acknowledged:

LEGG MASON WOOD WALKER, INCORPORATED


By: -----------------------------------
                                  Date